Exhibit (a)(1)(C)
R1 RCM INC.
OFFER TO EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS FOR NEW STOCK OPTIONS
MAY 12, 2017

ELECTION FORM / NOTICE OF WITHDRAWAL / CHANGE OF ELECTION FORM

IMPORTANT: For each of your outstanding Eligible Options on this Election Form, please select the circle next to “Exchange” if you wish to exchange the stock option grant, or select the circle next to “Do Not Exchange” if you do not wish to exchange the stock option grant and instead wish to retain the stock option grant with its current terms. If you do not select either “Exchange” or “Do Not Exchange,” we will interpret this as an election not to exchange the option grant. If you elect to exchange any of your stock option grants, the new stock options that you will receive in exchange for your currently held stock options will be granted under the R1 RCM Inc. (“R1”) Second Amended and Restated 2010 Stock Incentive Plan with an exercise price equal to the fair market value of R1 common stock on the date the new options are granted and will be subject to a two-year vesting period (50% increments on each anniversary of the grant date for two years).

Please be sure to complete your election request for each grant.

Name of Option Holder: XXXXXXXXX

Eligible Options				Exchange Ratio	# of Shares of Common Stock Subject to New Option Award Upon Exchange of Eligible Options	Election
Grant Date	Exercise Price	Expiration Date	# of Shares of Common Stock Subject to Eligible Options
MM/DD/YYYY	$XX.XX	MM/DD/YYYY	XXXXX	XX:XX	XXXXX	Exchange ¡	Do Not Exchange ¡
MM/DD/YYYY	$XX.XX	MM/DD/YYYY	XXXXX	XX:XX	XXXXX	Exchange ¡	Do Not Exchange ¡
MM/DD/YYYY	$XX.XX	MM/DD/YYYY	XXXXX	XX:XX	XXXXX	Exchange ¡	Do Not Exchange ¡
MM/DD/YYYY	$XX.XX	MM/DD/YYYY	XXXXX	XX:XX	XXXXX	Exchange ¡	Do Not Exchange ¡
MM/DD/YYYY	$XX.XX	MM/DD/YYYY	XXXXX	XX:XX	XXXXX	Exchange ¡	Do Not Exchange ¡
MM/DD/YYYY	$XX.XX	MM/DD/YYYY	XXXXX	XX:XX	XXXXX	Exchange ¡	Do Not Exchange ¡
MM/DD/YYYY	$XX.XX	MM/DD/YYYY	XXXXX	XX:XX	You have now made elections with respect to all of your eligible options. Please select Do Not Exchange in order to proceed.	Exchange ¡	Do Not Exchange ¡

YES, I acknowledge that I have received and read this Election Form, including the accompanying instructions and terms and conditions, and I agree to the “Agreement to Terms of Election” and the “Instructions and Agreements Forming Part of the Terms and Conditions of the Offer” set forth in the Election Form, which constitute a part of this Election Form. Mark the box below to submit your Election Form.
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